Exhibit 10.12

SIGNATURE COPY	[LOGO:]	KAOANS
BIOFACILITIES

Nieuwe Kanaal 7
6709 PA Wageningen
2nd ADDENDUM TO RENTAL AGREEMENT OFFICE SPACE		PO Box 143
and other business premises within the meaning of Article 7:230a		T 0411 625 628
BW [Dutch Civil Code] dated August 4, 2007		F 0411 625 620
info@biofacilities.nl
www.biofacilities.nl

The undersigned:

Kadans Biopartner B.V., located in the Netherlands at the Nieuwe Kanaal 7 (6709 PA) in Wageningen, registered in the Trade Register under number 09113198, duly represented by Mr. J.Th. Gielen, hereafter referred to as “Landlord”,

and

Dyadic Nederland B.V., located at the Nieuwe Kanaal 7a (6709 PA) in Wageningen, registered in the Trade Register under number 30186473, VAT nr. NL8117.99.128.B.O1, duly represented by Dyadic International Inc., located in Jupiter, Florida 33477, United States of America at the 140 Intracoastal Point Drive, Suite 404, registered in the Trade Register in the Department of State, Florida, under number p96000018919, in turn duly represented by Mr. W. van der Wilden, hereafter referred to as “Tenant”;

considering that:
-	on August 4, 2007, Tenant concluded a rental agreement with BioPartner Center Wageningen B.V. which has changed its name in January 1, 2010 to Kadans Biopartner B.V.;
-	the rental agreement concerns the rental of space within the BioPartner Center Wageningen;
-	on July 1, 2009 parties signed an addendum to the rental agreement of August 4, 2007;
-	parties want to extend the current rental agreement to November 1, 2017;
-	parties have reached an agreement about the rental conditions of this extension and would like to record this in this (2nd) addendum.

hereby agree that in the rental agreement dated August 4, 2007 or the addendum dated July 1, 2009, the following articles are amended or supplemented: 3.1, 4.1 and 4.8.

Term, extension, and cancelation
3.1	Parties agree to extend the existing rental agreement incl. addendum through October 31, 2017.

[initials]
2nd addendum Dyadic Nederland B.V.		[initials]
Tenant initials		CoC 092077282

Landlord initials:

SIGNATURE COPY

Rent, rent adjustment, payment obligation, payment period
4.1	The rent is $141,478.02 annually, excl. VAT.

4.8	Per payment period of one calendar month, the Tenant shall owe the landlord, from March 1, 2012:

- the rent per month	$11,789.83
- the VAT owed over the rent	$2,240.06
- the advance compensation for supplies and services by or on behalf of the Landlord	$2,337.29
- the advance compensation for supplies and services by or on behalf of the Landlord, for electricity, gas and water (incl. VAT)	$2,381.57
- OZB (other) (incl. VAT)	$193.12
Total (incl. VAT):	$18,941.90

In words: Eighteen thousand nine hundred forty-one dollars and 90 cents.

The other provisions in the rental agreement dated August 4, 2007 and addendum dated July 1, 2009 shall remain unaffected.

This addendum and the rental agreement dated August 4, 2007 and addendum dated July 1, 2009 with associated annexes are inextricably linked.

Thus prepared and signed in duplicate.

Wageningen, January 31, 2012

/s/ W. van der Wilden	/s/ J. Th. Gielen

W. van der Wilden	J. Th. Gielen

Dyadic Nederland B.V.	Kadans Biopartner B.V.

2nd addendum Dyadic Nederland B.V.
Tenant initals

Landlord initials:

(Conversion per x-rates.com of 09/21/2014: 1 EUR = $1.282)

RENTAL AGREEMENT OFFICE SPACE
and other business premises within the meaning of Article 7:230a SW

The undersigned:

The private company BioPartner Center Wageningen B.V., located in 6709 PA Wageningen at the Nieuwe Kanaal 7, hereafter referred to as “Landlord”, registered in the Trade Register under number 09113198, duly represented by Mr. J.Th. Gielen;

and

The private company Dyadic Nederland B.V., located in 3704 HE Zeist, at the Utrechtseweg 48, hereafter referred to as “Tenant”, registered in the Trade Register under number 30176473, VAT nr. NL8117.99.128.B.01, duly represented by Dyadic International, Inc., located in Jupiter, Florida 33477, United States of America at the 140 Intracoastal Pointe Drive, Suite 404, registered in the Trade Register in the Department of State, Florida, under number p96000018919, in turn duly represented by Mr. Wayne Moor, Interim CEO;

Agree as follows:

The rental object, purpose
1.1	Landlord rents to Tenant, and Tenant rents from Landlord, the business premises, hereafter referred to as “the rental object”, located at the Nieuwe Kanaal 7, 6709 PA Wageningen, known in the Land Registry as Wageningen County, Section H, number 548, on the second floor of the phase 2 incubator building BioPartner Center Wageningen, and which business premises is further indicated on the drawing signed by parties which is attached as Annex 1 to this agreement and which is part thereof, as well as an acceptance report signed by both parties indicating which installations and other facilities are part of the rental object and which installations and other facilities are not, and which also includes a description of the condition of the rental object, possibly supplemented with photos signed by the parties.

Also, parties record in writing which installations, systems and other facilities were installed by the Landlord specifically for the Tenant, the so-called tenant-specific investments. This description of the condition of acceptance is prepared, initialed and signed upon the delivery of the rental object by the Landlord to the Tenant, possibly supplemented with photos and/or video material. This initialed and signed description is added to this agreement and is part thereof.

Area	Surface	Purpose	Maximum floor load
2nd floor, phase 2	approx. 491m2	Office and Laboratory space	400 kg/m2

1.2	The rental object will be rented by or on behalf of the Tenant for the sole purpose of laboratory and office space, to be operated by the Tenant for carrying out research in the field of life science.

1.3	The Tenant is not permitted to use the rental object for a purpose other than described in 1.2, without the prior permission of the Landlord.

1.4	The highest permissible floor load of the rental object is reflected in Article 1.1. under maximum floor load.

Conditions
2.1	The “GENERAL TERMS AND CONDITIONS RENTAL AGREEMENT OFFICE SAPCE and other business premises within the meaning of Article 7:230a BW [Dutch Civil Code], filed with the Clerk of the Court in The Hague on July 11, 2003, and registered there under number 72/2003 are part of this agreement and are hereafter referred to as “general terms and conditions”. The contents of these general terms and conditions is known to parties. Tenant and Landlord have received a copy of the general terms and conditions.

2.2	The general terms and conditions that are referred to in 2.1 shall apply, unless these are explicitly deviated from in this agreement, or the application thereof is not possible with regard to the rental object.

Term, extension and cancellation
3.1	This agreement is concluded for a term of 5 (five) years, starting on September 1, 2007 and will expire on August 31, 2012.

3.2	After the expiration of the period stated in 3.1, this agreement shall continue for a consecutive period of each time 1 (one) year.

3.3	Cancellation of this agreement takes place by giving notice at the end of the rental period, taking into account a notice period of at least 12 (twelve) months.

3.4	Cancellation must take place by writ or by registered letter.

Rent, tax, rent adjustment, tax obligation, payment period
4.1	The initial rent of the rental object is $128,806.19 annually.
In words: one hundred and twenty-eight thousand eight hundred six dollars and 19 cents.

4.2	Parties agree that Landlord will charge tax over the rent.

4.3	If parties have agreed on a rent including VAT, the Tenant and Landlord shall use the option to waive a joint option request for a taxed rent, based on Announcement 45, decision of March 24, 1999, nr. VB 99/571. Tenant declares by signing the rental agreement also for the successor(s) of the Landlord that he will use the rental object or has such used for purposes for which there is a full or almost full right to deduct the VAT based on Article 15 of the Value Added Tax Act of 1968.

4.4	The financial year of the Tenant runs from January 1 through December 31.

4.5	The rent is adjusted annually, per January 1, for the first time on January 1, 2008, in accordance with Articles 9.1 through 9.4 of the general terms and conditions.

4.6	The compensation owed by the Tenant for supplies and services by or on behalf of the Landlord are determined in accordance with Article 16 of the general terms and conditions. A system of advance payments with later settlement is applied to this compensation, as determined therein.

4.7.1	The payment obligation of the Tenant consists of:
the rent;
the VAT owed over the rent;
the advance compensation for the additional supplies and services to performed by or on behalf of the Landlord – without striving for completeness as described in Article 5 of this agreement – including the VAT owed on such;
the advance energy expenses;
the owed property taxes.

4.7.2	Tenant will no longer owe VAT over the rent if the rental object may no longer be rented with VAT, while parties had agreed to such. If this is the case, the VAT payments referred to in 19.3a of the general terms and conditions shall replace these, and the payment referred to in 19.3a sub I is set in advance at the relevant VAT rate of the actual rent.

4.8	Per payment period of a calendar month, at the start of the rental agreement, the following payments are owed:

The rent		$10,732.72
The advance for service costs		$1,994.90
The advance for energy costs		$1,924.34
O.Z.B. [Property Tax] users part	$	pm
Total		$14,651.98

In words: fourteen thousand six hundred fifty one dollars and 98 cents.
These amounts are exclusive of VAT.

4.9	In view of the start date of the rent, and the tenant-specific investments to be carried out by the Landlord, the first payment of the Tenant concerns the period from September 1, 2007 through September 30, 2007, and the amount owed for this period is $14,651.98, excl. VAT. Tenant will pay this amount including the sales tax within one week after the signing of this agreement.

4.10	With the exception of the first period as described in Article 4, paragraph 9 of this agreement which must be paid within one week after the signing of the agreement, the other periodic payments owed by the Tenant to the Landlord under this rental agreement, as outlined in 4.8, are owed as advance payment in dollars and must be paid in full before or on the first day of the relevant payment period to bank account 85.24.29.479, by means of a direct debit order.
4.11	Unless otherwise stated, all amounts in this rental agreement and the relevant general terms and conditions are exclusive of VAT.

Supplies and services
5.	Parties agree to the following additional supplies and services to be performed by or on behalf of the Landlord:

Energy costs according to actual use:
electricity consumption;
gas consumption;
heat for the ventilation of the laboratory;
heat for the central heating system;
water consumption;
fixed fee including consumption metering.

Operation, failure remediation, inspection costs, energy consumption, insurances and such of installations associated with the building for:
elevator system;
air treatment system;
central heating system;
warm water system;
intercom system;
entry doors;
sunscreen system;
fire extinguishing equipment (and the fillings);
sweeping of chimneys and ventilation channels, cleaning of boilers and burners;
joint heat supply, water usage and lighting, including the costs of fixtures, tubes ad lamps;
glass insurance of all exterior glass and window frames;
surveillance and security service;
cleaning of the windows and window frames of the general/joint and operation areas on the inside and outside;
waste disposal household waste and old paper, and everything necessary for this purpose (container rental, county taxes, etc.);
waste water drainage;
maintenance of gardens;
cleaning of the general/joint areas and operating areas, general terrains, parking areas, snow removal including the maintenance and replacement of planters, furniture and upholstery in the general/joint areas;
officers who perform services for the building which the rental object is part of;
service fee for towel dispensers, soap dispensers and such;
joint promotional costs of the BioPartner Center Wageningen;
6% management and administration expenses over the abovementioned supplies and services.

Bank guarantee
6.	The amount of the bank guarantee as referred to in 12.1 of the general terms and conditions, is set between parties at €52,310.17, in words; fifty-two thousand three hundred and ten dollars and 17 cents. The bank guarantee must be submitted to the Landlord within one week after the signing of this agreement.

Manager
7.1	Until the Landlord determines otherwise, the Landlord shall act as manager.

7.2	Unless otherwise determined in writing, the Tenant must contact the manager with regard to the content and all other issues concerning this rental agreement.

Special provisions
8.1	The Tenant must comply with all bylaws. The Bylaws (attached as annex) and the now known annexes are an integral part of this agreement. It shall also inform its personnel and the employees about these bylaws and supervise the compliance therewith.

8.2	In deviation of Article 6.7.1 of the General Terms and Conditions, parties agree that the Landlord will become the applicant and holder of the required permits, namely: Wvo (Clean Water Act), WM (Environmental Act) and the user permit. Tenant shall provide all information that is required for the application to the Landlord in a timely manner. Tenant also agrees to strictly comply with all associated conditions, costs and all other obligations resulting from the permit(s), without prejudice to the provisions in Articles 6.8.1 through 6.8.3 and 6.11.1 through 6.11.7 of the General Terms and Conditions, and to assume any consequences resulting thereof unconditionally as if the permit was issued in name of the Tenant. It shall indemnify the Landlord against such in and outside of court. To monitor that what is agreed here, the Landlord or a designated third party shall have access to the rental object at all times, after prior appointment. In order to comply with the law or the conditions of the permit, the Landlord may also review all documents of the Tenant and third parties employed by Tenant, and if necessary can also give unilateral directions and further instructions. Tenant must give its full cooperation in this. The latter does not release the Tenant from its obligation to immediately provide the Landlord with all information that is necessary for the permits and/or application and changes within its organization that could impact the permit. The costs associated with the changes are fully borne by the Tenant.
The refusal of a change or extension of the issued permit and/or refusal of a – new – application or required permit and/or revocation of a permit shall not give rise to the termination of the rental agreement or to any other or further action against Landlord. The Landlord only has an obligation with regard to the provisions in this article. Insofar as the government requires that the Tenant  itself applies for the permit and/or exemption, the provisions of Articles 6.7.1 cf of the General Terms and Conditions shall apply in full.

8.3	The Tenant shall properly use and maintain the tenant-specific installations referred to in Article 1.1, as well as the design of the spaces, in accordance with the statutory provisions and the recommendations of the suppliers or manufacturers. All maintenance costs of these tenant-specific installations and mentioned designs shall be for the account of the Tenant and are not settled in the rent referred to in Article 4.1 nor in the service costs as described in Article 5 of this agreement. The replacement of installations (or parts thereof) within ten years after the start of this agreement is considered maintenance and therefore shall take place for the account of the tenant. After the mentioned period of ten years, parties will make further arrangements regarding the maintenance and replacement of the installations. As long as parties did not reach an agreement about this, the maintenance and replacement of installations are entirely for the account of Tenant.

8.4	Without prejudice to its liability for lost rental income and the associated costs towards the Landlord, Tenant owes the following amounts as compensation for the tenant-specific investments financed by the Landlord, if the rental agreement is terminated (in the interim) for whatever reason.

Effective date termination	Compensation

The day of signing of this rental agreement through
September 1, 2008:	$250,165.17
September 1, 2008 through September 1, 2009:	$230,921.69
September 1, 2009 through September 1, 2010:	$211,678.22
September 1, 2010 through September 1, 2011:	$186,020.25
September 1, 2011 through September 1, 2012:	$160,362.29
September 1, 2012 through September 1, 2013:	$134,704.32
September 1, 2013 through September 1, 2014:	$109,046.35
September 1, 2014 through September 1, 2015:	$76,973.89
September 1, 2015 through September 1, 2016:	$44,901.44
September 1, 2016 through September 1, 2017:	no fee.
These amounts are excl. VAT

Interim cancellation includes the right of the Landlord to dissolve the rental agreement without default effective immediately if in the opinion of the Landlord there are circumstances which severely hinder or threaten its redress against Tenant, such without prejudice to the right of Landlord to claim compliance of Tenant and/or compensation. A circumstance includes the application for a suspension of payment or bankruptcy of Tenant or if Tenant in any way loses the free disposal of all or part of its assets. In case of dissolution by the Landlord based on the aforementioned, all remaining rent installments and compensation for the tenant-specific investments are immediately payable: the rental period ends at the time of the dissolution. The compensation forfeited by the Tenant to the Landlord at any time is immediately payable and in case of the dissolution by the Landlord amounts to at least the sum of all remaining rent installments which would have occurred in the normal execution of the agreement, increased with the abovementioned compensation associated with the tenant-specific investments.

8.5	The rental object is delivered including the tenant-specific investments, being – laboratory – installations and facilities, present floor coverings and light fixtures. No rights can be derived from this. This all remains the property of the Landlord. Tenant is responsible for normal use and maintenance. If Tenant is of the opinion that something must be replaced, the costs are for its own account. Replacement is only permitted after the written approval of the Landlord.

8.6	This agreement is subject to Dutch law.

Thus prepared and signed in duplicate
City Jupiter, FL Date 6/8/07		City	Date

/s/ Wayne Moor

(signature tenant)	(signature landlord)

Dyadic Nederland B.V.	BioPartner Center Wageningen B.V.
Dyadic International Inc.

Mr. Wayne Moor, Interim CEO	J.Th. Gielen

Annexes:
general terms and conditions
drawing of the rented business premises
house rules
official report of acceptance
bank guarantee

Separate signature(s) of Tenant(s) for the receipt of an own copy of the “GENERAL TERMS AND CONDITIONS RENTAL AGREEMENT OFFICE SPACE and other business premises within the meaning of Article 7:230a BW” as referred to in 2.1.

Signature Tenant:

/s/ Wayne Moor